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                                                                    EXHIBIT 99.2

                           NOTICE OF GUARANTEED DELIVERY
                                      FOR
                         NORTH AMERICAN VAN LINES, INC.
                   13 3/8% SENIOR SUBORDINATED NOTES DUE 2009
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

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    THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK
                  CITY TIME ON         , 2002, UNLESS EXTENDED.
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    This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Exchange Offer made by North American Van
Lines, Inc., a Delaware corporation (the "Company") pursuant to the Prospectus,
dated [              , 2002] (the "Prospectus") if certificates for outstanding
13 3/8% Senior Subordinated Notes due 2009 (the "Old Notes" and the certificates representing such Old Notes, the "Certificates") are not immediately available or time will not permit the Certificates and all required documents to reach the State Street Bank and Trust Company, as exchange agent (the "Exchange Agent") prior to 5:00 P.M., New York City time, on the Expiration Date (as defined in the Prospectus) or if the procedures for delivery by book-entry transfer, as set forth in the Prospectus, cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile transmission or mailed to the Exchange Agent. See "The Exchange Offer--Guaranteed Delivery Procedures" section of the Prospectus.

    In addition, in order to utilize the guaranteed delivery procedure to tender Old Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof) relating to the tender for exchange of Old Notes (the "Letter of Transmittal") must also be received by the Exchange Agent prior to 5:00 P.M., New York City time, on the Expiration Date. Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date. If the Exchange Offer is extended, tenders pursuant to the Exchange Offer as of the previously scheduled Expiration Date may not be withdrawn after the date of the previously scheduled Expiration Date.

                   The Exchange Agent for the Exchange Offer is:

                      STATE STREET BANK AND TRUST COMPANY

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
BY MAIL, HAND DELIVERY OR OVERNIGHT COURIER:           BY FACSIMILE TRANSMISSION:
    State Street Bank and Trust Company              (Eligible Institutions* only)
         Corporate Trust Department                          (617) 662-1452
                 5th Floor
           2 Avenue de Lafayette                  TO CONFIRM FACSIMILE TRANSMISSIONS:
        Boston, Massachusetts 02111                  (Eligible Institutions* only)
        Attention: Mackenzie Elijah                          (617) 662-1525
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*   as defined in the Letter of Transmittal.

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN THE LETTER OF TRANSMITTAL) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

    THE GUARANTEE BELOW MUST BE COMPLETED.
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Ladies and Gentlemen:

    The undersigned hereby tenders to the Company, in accordance with the terms and subject to the conditions set forth in the Company's Prospectus dated
[        , 2002] (the "Prospectus"), and in the related Letter of Transmittal
(which, together with the Prospectus as each may be amended or supplemented from time to time, collectively constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the principal amount of Old Notes set forth below, pursuant to the guaranteed delivery procedures described in "The Exchange Offer--Guaranteed Delivery Procedures" section of the Prospectus.

Certificate Numbers of Old Notes (If Available):________________________________

                                       OR

Account Number at Book-Entry Transfer Facility:
________________________________________________________________________________

Aggregate Principal Amount Represented:_________________________________________

Name(s) of Record Holder(s):____________________________________________________
                             (Please type or print)

Address(es):____________________________________________________________________

Daytime Area Code and Tel. No.:_________________________________________________

Signature(s):___________________________________________________________________
________________________________________________________________________________

Dated:__________________________________________________________________________

Check if Old Notes will be tendered by book-entry transfer [      ]:

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                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

      The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer
  Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Medallion Signature Program (MSP), or any other "eligible guarantor institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934 ("Exchange Act"), hereby guarantees that the Certificates representing the principal amount of Old Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Old Notes into the Exchange Agent's account at the Depository Trust Company ("DTC") pursuant to the procedures set forth in "The Exchange Offer--Guaranteed Delivery Procedures" section of the Prospectus, together with any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, no later than three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

      The eligible guarantor institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and Certificates to the Exchange Agent within the time period indicated herein. Failure to do so may result in financial loss to such eligible guarantor institution.

  Name of Firm: ______________________________________________________________

  ____________________________________________________________________________
                              Authorized Signature

  Name: ______________________________________________________________________
                             (Please Print or Type)

  Title: _____________________________________________________________________

  Address: ___________________________________________________________________
                                    Zip Code

  Area Code and Tel No.: _____________________________________________________

  Dated: _____________________________________________________________________

  NOTE: DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THIS NOTICE. CERTIFICATES
        FOR OLD NOTES SHOULD BE SENT ONLY WITH A COPY OF YOUR PREVIOUSLY EXECUTED LETTER OF TRANSMITTAL.
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                 INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

    1. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and risk of the Holder(s) (as defined in the Letter of Transmittal) and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, it is recommended that the mailing be by registered or certified mail, properly insured, with return receipt requested, made sufficiently in advance of the Expiration Date to permit delivery to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. For a description of the guaranteed delivery procedure, see Instruction 1 of the Letter of Transmittal.

    2. SIGNATURES OF THIS NOTICE OF GUARANTEED DELIVERY. If this Notice of Guaranteed Delivery is signed by the registered Holder(s) of the Old Notes referred to herein, the signature(s) must correspond with the name(s) as written on the face of the Old Notes without any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of Old Notes, the signature must correspond with the name shown on the security position listing as the owner of the Old Notes.

    If this Notice of Guaranteed Delivery is signed by a person other than the registered Holder(s) of any Old Notes listed or a participant of the Book-Entry Transfer Facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name(s) of the registered Holder(s) appear(s) on the Old Notes or signed as the name of the participant shown on the Book-Entry Facility's security position listing.

    If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing.

    3. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.

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